As filed with the Securities and Exchange Commission on January 30, 2008
Registration No. 333-130769

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post Effective Amendment No. 6 to
Form SB-2 Registration Statement
on
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AURORA OIL & GAS CORPORATION
(Exact Name of Registrant as specified in its charter)

Utah	1311	87-0306609
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
________________

4110 Copper Ridge Drive, Suite 100
Traverse City, Michigan 49684
(231) 941-0073

(Address and telephone number of principal executive offices, place of business)
________________

Name, address and telephone number of agent for service:
William W. Deneau, Chief Executive Officer
Aurora Oil & Gas Corporation
4110 Copper Ridge Drive, Suite 100
Traverse City, Michigan 49684
(231) 941-0073
With a copy to:

Iris K. Linder
Fraser Trebilcock Davis & Dunlap, PC
124 West Allegan, Suite 1000
Lansing, MI 48933

Approximate date of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-3 is being filed as Post-Effective Amendment No. 6 (“Amendment No. 6”) to the Form SB-2 Registration Statement on Form S-3 of Aurora Oil & Gas Corporation, which was filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2007 (the “Original Form S-3”). This Amendment No. 6 is being filed solely for the purpose of updating Exhibit 5.1 to the Original Form S-3.

Except as described above, no other changes have been made to the Original Form S-3 as previously amended by Amendment No. 5, and this Amendment No. 6 does not otherwise attempt to update the information set forth in the Original Form S-3 as previously amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, in the city of Traverse City, State of Michigan, on this 30th day of January, 2008.

AURORA OIL & GAS CORPORATION

By:	/s/ William W. Deneau
William W. Deneau, Chairman, Director, and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ William W. Deneau	Chairman, Chief Executive Officer, and Director	January 30, 2008
William W. Deneau	(Principal Executive Officer)

/s/ Barbara E. Lawson	Chief Financial Officer (Principal Financial Officer	January 30, 2008
Barbara E. Lawson	and Principal Accounting Officer)

/s/ John E. McDevitt	President, Chief Operating Officer, and Director	January 30, 2008
John McDevitt

/s/ Kevin D. Stulp	Director	January 30, 2008
Kevin D. Stulp

/s/ Richard M. Deneau	Director	January 30, 2008
Richard M. Deneau

/s/ Gary J. Myles	Director	January 30, 2008
Gary J. Myles

/s/ Earl V. Young	Director	January 30, 2008
Earl V. Young

/s/ Wayne G. Schaeffer	Director	January 30, 2008
Wayne G. Schaeffer

INDEX OF EXHIBITS

EXHIBITS

5.1	Opinion of Fraser Trebilcock Davis & Dunlap, P.C.
23.1	Consent of Ralph E. Davis Associates, Inc.
23.2	Consent of Schlumberger Technology Corporation.
23.3	Consent of Netherland, Sewell & Associates, Inc.
23.4	Consent of Rachlin Cohen & Holtz LLP.
23.5	Awareness of Weaver and Tidwell, L.L.P.
23.6	Consent of Fraser Trebilcock Davis & Dunlap, P.C. (included in Exhibit 5.1).